UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2011

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other

Coeur d'Alene Basin Environmental Litigation

On April 18, 2011, Hecla Mining Company (the “Company”) issued a news release updating the status of settlement negotiations with respect to the Coeur d'Alene Basin environmental litigation and related claims.  The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

Lucky Friday Mine Accident

On April 15, 2011, a localized fall of ground occurred at the Company’s Lucky Friday Mine in Mullan, Idaho.  The fall of ground occurred at 6150 feet below surface in an area known as the west 15 stope.  Two of the Company’s employees were working in the area where the fall of ground occurred.  One of the employees escaped without injury.  The Company has not been able to establish contact with the other employee.  All mining operations at the Lucky Friday have stopped, and rescue operations for the missing miner are underway.  The Mine Safety Health Administration (“MSHA”) has had representatives on-site at the Lucky Friday since April 16.  MSHA has issued orders to the Company under Sections 103(j) and (k) of the Federal Mine Safety & Health Act of 1977, prohibiting all activity in the west 15 stope except to the extent necessary for rescue operations or to prevent or eliminate an imminent danger until MSHA has determined that it is safe to resume normal mining operations in this area.  MSHA’s orders also permits the rescue work to continue under the Company’s rescue plan submitted to MSHA.

On April 18, 2011, the Company issued a news release providing an update on the fall of ground at the Lucky Friday.  The news release is attached hereto as Exhibit 99.2 to this Form 8-K.  In addition, the Company has posted on its website a fact sheet that provides periodic updates on the fall of ground incident and the rescue operations underway with respect to the missing employee.  The most recent fact sheet is attached hereto as Exhibit 99.3 to this Form 8-K.  Readers are encouraged to visit the Company’s website for regular updates.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	News Release dated April 18, 2011. *

99.2	News Release dated April 18, 2011. *

99.3	Fact Sheet dated April 18, 2011. *
____________________
*           Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

	By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: April 19, 2011

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